UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 25, 2017

Akoustis Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	333-193467	33-1229046
(State or Other Jurisdiction	(Commission File	(I.R.S. Employer
of Incorporation)	Number)	Identification Number)

9805 Northcross Center Court, Suite H

Huntersville, NC 28078

(Address of principal executive offices, including zip code)

704-997-5735

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Director or Certain Officers; Election of Directors; Appointment of Certain Officers;

Compensatory Arrangements of Certain Officers.

This Current Report on Form 8-K/A updates information included in a Form 8-K filed by Akoustis Technologies, Inc. (the “Company”) with the Securities and Exchange Commission on January 19, 2017 (the “Initial Form 8-K”). As previously reported in the Initial Form 8-K, on January 12, 2017, the Board of Directors (the “Board”) of the Company increased the size of the Board to six directors and elected John T. Kurtzweil as a director to the Board to fill the new directorship. The Board determined that Mr. Kurtzweil is independent under Rule 5605(a)(2) of the NASDAQ Listing Rules and an “audit committee financial expert” as defined by Item 407(d)(5) of Regulation S-K.

The Company reported in the Initial Form 8-K that in connection with his election and service as a director to the Company, Mr. Kurtzweil would receive a restricted stock award for 22,000 shares of the Company’s common stock, par value $0.01 per share, under the Company’s 2016 Stock Incentive Plan, with vesting of 50% on the two year anniversary, and 25% vesting on the three and four year anniversaries. On January 25, 2017, the Board determined to amend the vesting schedule, such that 25% of these shares will vest on each of the one, two, three and four year anniversaries of the grant date.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AKOUSTIS TECHNOLOGIES, INC.

By:	/s/ Jeffrey B. Shealy
Name: Jeffrey B. Shealy
Title: Chief Executive Officer

Date:  January 31, 2017